                                  EXHIBIT 23.2

              Letter on Unaudited Interim Financial Information and
                          Consent of Mauldin & Jenkins



                                                                  42 of 43 Pages

                                MAULDIN & JENKINS
                               CPA'S & CONSULTANTS
                             1640 Powers Ferry Road
                                   Building 26
                             Marietta, Georgia 30067




                                  May 27, 1999


First Sterling Banks, Inc.
P.O. Box 2147
Marietta, Georgia 30061


         RE: LETTER ON UNAUDITED INTERIM FINANCIAL INFORMATION AND CONSENT OF INDEPENDENT ACCOUNTANTS



Ladies and Gentlemen:


         We hereby acknowledge awareness of the use in this Registration Statement on Form S-8 of a report on unaudited interim financial information.

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 4, 1999 in the 1998 Annual Report to stockholders of First Sterling Banks, Inc. appearing in the Annual Report on Form 10-KSB for the year ended December 31, 1998.


                                         MAULDIN & JENKINS


                                         /s/ Mauldin & Jenkins
                                         ------------------------------


Atlanta, Georgia

                                                                  43 of 43 Pages